UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Accelerize Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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NOTICE OF CONSENT SOLICITATION

We are soliciting your consents, for the following purpose:

●	To approve an amendment to our certificate of incorporation to increase our authorized shares of common stock from 100,000,000 to 500,000,000.

We have decided to seek the written consent of stockholders through a consent solicitation process rather than a special meeting of stockholders, in order to save the costs and management time of holding a special meeting.

This item of business is more fully described in the Consent Solicitation Statement which accompanies this Notice of Consent Solicitation.

The Board of Directors has fixed the close of business on November 21, 2018 as the record date for the Consent Solicitation. Only stockholders of record of our common stock at the close of business on that date are entitled to notice of and to provide written consent to the matter submitted for consent as set forth in this Notice.

Your vote is important. Please complete, sign, date and return the accompanying solicitation card in the enclosed postage-paid envelope. The accompanying Consent Solicitation Statement explains the consent solicitation and the matter to be voted on in more detail. Please read the Consent Solicitation Statement carefully.

By Order of the Board of Directors /s/ Brian Ross Brian Ross President, Chairman and Chief Executive Officer December 3, 2018

ACCELERIZE INC.

CONSENT SOLICITATION STATEMENT

20411 SW Birch Street, Suite 250

Newport Beach, California 92660

CONSENT SOLICITATION STATEMENT

The enclosed consent is solicited (“Consent Solicitation”) by the Board of Directors (the “Board”) of Accelerize Inc. (“Accelerize,” “we,” “our,” “us” or “the Company”). This Consent Solicitation Statement and the accompanying Notice of Consent Solicitation and consent card are being first mailed on or about December 6, 2018, to our stockholders entitled to vote in the Consent Solicitation.

Important Notice Regarding the Availability of Consent Solicitation Materials

A copy of this Consent Solicitation Statement and the consent card are available at:

http://accelerize.com/investor-relations/investor-overview

INFORMATION ABOUT THE CONSENT SOLICITATION AND GIVING CONSENT

Purpose of the Consent Solicitation.

In the Consent Solicitation, stockholders will consider and consent on the following proposal (“Proposal”):

• To approve an amendment to our certificate of incorporation to increase our authorized shares of common stock from 100,000,000 to 500,000,000 (the “Authorized Share Increase Authorization”).

The Board strongly believes that it is critical to the future viability of the Company that you consent to the Proposal. The Board has decided to seek written consent in lieu of a meeting of stockholders, in order to eliminate the costs and management’s time in holding a meeting. Written consents are being solicited from holders of all of our capital stock pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”).

Stockholders Entitled to Consent.

Stockholders of record at the close of business on November 21, 2018 (the “Record Date”) of our common stock, $0.001 par value per share, are entitled to notice of, and to grant consent for the Proposal. At the close of business on the Record Date, there were 66,179,709 shares of our common stock issued, outstanding and entitled to vote.

Number of Votes.	You have one vote for each share of our common stock held by you on the Record Date.

Consent.	You may vote your shares by completing and submitting a consent card.

Stockholders of Record. If you hold your shares in your own name as a holder of record, you can vote your common stock by completing the enclosed consent card and returning it signed and dated in the enclosed postage-paid envelope. Your shares will be voted in accordance with your consent in your completed and returned consent card.

Beneficial Owners. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record on how to vote your shares. You must follow the instructions of your broker or other nominee in order for your shares to be voted.

Quorum.

A majority of our issued and outstanding shares of common stock consenting and entitled to consent constitutes a quorum. For purposes of determining the presence of a quorum for transacting business by consent, abstentions and “broker non-votes” (proxies from brokers or other nominees indicating that they have not received instructions from the beneficial owner(s) on a particular proposal(s) with respect to which the brokers or nominees do not have discretionary voting authority) will be treated as shares that are present for purposes of determining the presence of a quorum.

Routine Proposals; Broker Non-Votes.

Your broker or nominee will have discretionary authority to vote your shares with respect to “routine” proposals, but not with respect to “non-routine” proposals. The Proposal is a non-routine proposal and may not be voted upon by your broker or nominee if you do not submit voting instructions.

Vote Required; Treatment of Abstentions and Broker Non-Votes.

The Proposal must receive an affirmative vote of a majority of shares issued and outstanding in order to be approved. Throughout this Consent Solicitation Statement, we use “vote” and “voting” interchangeably with “consent” and “consenting” (and similar).

Abstentions are included in the number of shares present or represented and entitled to vote on the Proposal. Broker “non-votes” are not considered entitled to vote for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Broker “non-votes” only apply to non-routine proposals. The Proposal is a non-routine proposal.

Voting of Consents.

Our Board recommends a vote FOR the Proposal. Your shares of common stock will be voted in accordance with the instructions contained in your signed consent card. If you return a signed consent card without giving specific voting instructions with respect to the Proposal, consents (each, a “Consent”) will be voted in favor of the Board’s recommendations with respect to the Proposal as set forth in this Consent Solicitation Statement.

Revocation of Consents.

If you are the stockholder of record, you may revoke your written consent at any time prior to the time that we receive a sufficient number of written consents to approve the Proposal set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective. The revocation should be sent to us at Accelerize Inc., c/o Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, UT 84111. If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee, provided that such revocation is made prior to the time that we receive a sufficient number of written consents to approve the Proposal set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective.

Expenses and Solicitation.

The costs of solicitation of consents, including printing and mailing costs, will be borne by us. We may engage one or more advisors to assist with the solicitation. In addition to the solicitation of consents by mail and by the consent solicitor, consents may also be solicited personally by directors, our officers and employees, without additional compensation to these individuals. We may request banks, brokers and other firms holding shares in their names that are beneficially owned by others to send consent materials and obtain consents from such beneficial owners, and will reimburse such banks, brokers and other firms for their reasonable out-of-pocket costs.

Expiration Date.

The Company expects that this solicitation will end immediately upon receipt of a sufficient number of written consents to approve the Proposal set forth herein. The Company expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, at any time prior to 5:00 p.m. Eastern Time, on February 1, 2019 (the “Expiration Date”) to (i) terminate the Consent Solicitation for any reason, including if requisite approval is obtained, (ii) waive any of the conditions to the Consent Solicitation, or (iii) amend the terms of the Consent Solicitation. The final results of this solicitation of written consents will be published in a Current Report on Form 8-K (the “Form 8-K”) by the Company. This Consent Solicitation Statement and the Form 8-K shall constitute notice of taking of a corporate action without a meeting by less than unanimous written consent as permitted by applicable law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common stock as of December 3, 2018, held by: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our directors and executive officers as a group; and (iv) each person or group known by us to own beneficially more than 5% of the outstanding common stock. We are not aware of any 5% or more holders of our Common Stock as of December 3, 2018 based on public filings. The address of the persons or groups named below is c/o Accelerize Inc., 20411 SW Birch Street, Suite 250, Newport Beach, California, 92660.

	COMMON STOCK
	# OF	% OF
NAME	SHARES (1)	CLASS (1)
Brian Ross (2)	10,860,000	15.6%
Damon Stein (3)	5,579,711	8.0%
Paul Dumais (4)	687,500	1.0%
Mario Marsillo Jr. (5)	1,379,724	2.1%
Gregory Akselrud (5)	285,553	0.4%
All current officers and directors as a group (7 persons) (6)	22,731,343	29.3%

(1)

Except as indicated in these footnotes: (i) the persons named in this table have sole voting and investment power with respect to all shares of common stock beneficially owned; (ii) the number of shares beneficially owned by each person as of December 3, 2018 includes any vested and unvested shares of restricted stock and any shares of common stock that such person or group has the right to acquire within 60 days of December 3, 2018, upon the exercise of convertible securities; and (iii) for each person or group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 66,179,709 shares of common stock outstanding on December 3, 2018, plus the number of shares of common stock that such person or group has the right to acquire within 60 days of December 3, 2018.

(2)	Includes 3,100,000 options vested and that will vest within the next 60 days.
(3)	Includes 3,375,000 options vested and that will vest within the next 60 days.
(4)	Includes 687,500 warrants vested and that will vest within the next 60 days.
(5)	Includes 60,000 options vested and that will vest within the next 60 days.
(6)	Includes 6,595,000 options and 4,812,500 warrants vested and that will vest within the next 60 days.

PROPOSAL 1: INCREASE IN AUTHORIZED SHARES

Background of the Authorized Share Increase Proposal

Our Board has determined that it is advisable and in our and our stockholders’ best interests to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000 shares, par value $0.001 per share. Accordingly, stockholders are asked to approve an amendment to our certificate of incorporation to effectuate such increase.

The Board strongly believes that the increase in the number of authorized shares of common stock is necessary to provide us with sufficient number of authorized shares of Common Stock available for purposes of (i) meeting our contractual commitments to investors should any outstanding convertible securities of the Company be converted into shares of our Common Stock; (ii) meeting our contractual obligations to investors that may exercise their outstanding warrants and to issue shares of Common Stock underlying these warrants to these investors; (iii) meeting our commitment to directors and officers and employees in connection with issuance of shares underlying their warrants and options; (iv) issuing common stock to attract employees and consultants or for strategic transactions or other purposes; and (v) raising additional capital.

Accordingly, the Board has unanimously approved a resolution proposing such amendment to our certificate of incorporation and directed that it be submitted for approval in this Consent Solicitation Statement.

The text of the form of the proposed amendment to our certificate of incorporation to effect the Authorized Share Increase Authorization, which assumes the approval of this Proposal 1, is attached hereto as Annex A.

Of the 100,000,000 shares of common stock currently authorized, 66,179,709 shares of common stock were outstanding as of December 3, 2018, in addition to the following:

●	7,237,500 shares issuable upon the exercise of stock options at a weighted average exercise price of $0.40 per share; and

●	25,045,517 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.53 per share.

Reason for the Proposed Increase in Number of Authorized Shares of Common Stock

Our Board believes it is desirable and in the best interests of the Company to have a sufficient number of authorized shares of Common Stock available for purposes of (i) meeting our contractual commitments to investors should any outstanding convertible securities of the Company be converted into shares of our Common Stock; (ii) meeting our contractual obligations to investors that may exercise their outstanding warrants and to issue shares of Common Stock underlying these warrants to these investors; (iii) meeting our commitment to directors and officers and employees in connection with issuance of shares underlying their warrants and options; (iv) issuing common stock to attract employees and consultants or for strategic transactions or other purposes; and (v) raising additional capital.

Principal Effects of Increase in Number of Authorized Shares of Common Stock

If stockholders approve this Proposal 1, the additional authorized common stock will have rights identical to the currently outstanding shares of our common stock. The proposed amendment will not affect the par value of the common stock, which will remain at $0.001 per share. Approval of this Proposal 1 and issuance of the additional authorized shares of common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock.

The additional shares of common stock authorized by the approval of this Proposal 1 could be issued by our Board without further vote of our stockholders except as may be required in particular cases by our Certificate of Incorporation, the DGCL or other applicable law, regulatory agencies or OTCQB rules. Stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right thereunder to purchase any new issue of common stock, or securities that are convertible into common stock, in order to maintain their proportionate ownership interests in the Company.

Our stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock and we will not independently provide the stockholders with any such right if the increase is implemented.

The proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if this Proposal 1 is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.

Although this proposal to increase the authorized capital and common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal 1 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Required Consent and Recommendation of the Board of Directors

The affirmative vote of the holders of shares of common stock representing a majority of the common stock issued and outstanding on the Record Date will be required for approval of the Authorized Share Increase Authorization. Abstentions will be counted for the purposes of determining the presence or absence of a quorum. Abstentions will have the effect of a vote AGAINST the proposal. A failure to vote by not returning a signed consent card will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL.

STOCKHOLDER PROPOSALS

Proposals of shareholders intended to be presented at our next annual meeting of shareholders, including the election of directors of the Company, must be received by us in a reasonable amount of time prior to when we begin to print and send our proxy materials for such meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the shareholder fails to give notice in reasonable time prior to when we begin to print and send our proxy materials for such meeting, then the persons named as proxies in the proxies solicited by our Board for our next annual meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORTS

We shall provide a copy of our Form 10-K Annual Report for the fiscal year ended December 31, 2017 and our Quarterly Reports for the three fiscal quarters ended September 30, 2018, without charge, to each person to whom a Consent Solicitation Statement is delivered, upon written or oral request of such person delivered to us at Accelerize Inc., 20411 SW Birch Street, Suite 250, Newport Beach, California, 92660, Attention: General Counsel, or by telephone at (310) 314-8804. Copies may also be obtained without charge through the SEC’s web-site at http://www.sec.gov. We intend to file our Form 10-K Annual Report for fiscal year ended December 31, 2018 on or before March 31, 2019.

“HOUSEHOLDING” OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may employ the practice of “householding” proxy statements and annual reports. This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders residing at the same household. If you would like to obtain an additional copy of this Consent Solicitation Statement, please contact us at Accelerize Inc., 20411 SW Birch Street, Suite 250, Newport Beach, California, 92660, Attention: General Counsel, or by telephone at (310) 314-8804. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to our Annual Report and our Quarterly Reports. You can review these filings at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. These filings are also available electronically on the World Wide Web at http://www.sec.gov.

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Accelerize Inc., 20411 SW Birch Street, Suite 250, Newport Beach, California, 92660, Attention: General Counsel. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address set forth in the prior sentence.

By Order of the Board of Directors
/s/ Brian Ross
Newport Beach, California	Brian Ross
December 3, 2018	President, Chairman and Chief Executive Officer

ANNEX A

Amendment to Certificate of Incorporation

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

ACCELERIZE INC., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, the number of shares of common stock which the Corporation shall be authorized to issue is 500,000,000.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall become effective as of [•], 2018 at [•], Eastern time.

IN WITNESS WHEREOF, ACCELERIZE INC., has caused this certificate to be duly executed in its corporate name this [•] day of [•], 2018.

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